Exhibit 4.4


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                              COMMSCOPE, INC.

                                $150,000,000

                  Convertible Subordinated Notes due 2006


                             PURCHASE AGREEMENT
                             ------------------







Dated: December 9, 1999


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


                              COMMSCOPE, INC.

                                $150,000,000

                  CONVERTIBLE SUBORDINATED NOTES DUE 2006


                             PURCHASE AGREEMENT
                             ------------------


                                                            December 9,1999

MERRILL LYNCH & CO.
   Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
CIBC WORLD MARKETS CORP.
     as Representatives of the several Initial Purchasers

c/o MERRILL LYNCH & CO.
   Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
   North Tower
   World Financial Center
   New York, New York  10281-1305


Ladies and Gentlemen:

          CommScope, Inc. (the "Company"), a Delaware corporation, confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Initial Purchasers named in Schedule A hereto (collectively, the "Initial Purchasers", which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch and CIBC World Markets Corp. are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $150,000,000 aggregate principal amount of the Company's Convertible Subordinated Notes due 2006 (the "Firm Notes"), and, at the election of the Initial Purchasers, solely to cover over-allotments, if any, in connection with the offering of the Firm Notes, up to $22,500,000 aggregate principal amount of additional Convertible Subordinated Notes due 2006 (the "Additional Notes"). The Firm Notes and any Additional Notes that the Initial Purchasers elect to purchase are collectively referred to as the "Notes." The Notes will be convertible at the option of the holder thereof into


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
shares (the "Conversion Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"). The Notes are to be issued pursuant to an indenture to be dated as of the Closing Time (as defined in Section 2(b)) (the "Indenture") between the Company and First Union National Bank, as trustee (the "Trustee"). Notes issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (the "DTC Agreement"), among the Company, the Trustee and DTC.

          The Notes and the Conversion Shares are collectively referred to herein as the "Securities." Capitalized terms used herein without definition have the respective meanings specified in the Offering
Memorandum.

          The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after this Agreement has been executed and delivered. The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission")).

          The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated December 6, 1999 (the "Preliminary Offering Memorandum") and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated December 9, 1999 (the "Final Offering Memorandum"), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

          The Initial Purchasers and other holders of Securities (including subsequent transferees) will be entitled to the benefits of the registration rights agreement, to be dated as of the Closing Time (the "Registration Rights Agreement"), among the Company and the Initial Purchasers, in the form attached as Exhibit B. Pursuant to the Registration Rights Agreement, the Company will agree to file with the Commission a shelf registration statement pursuant to


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
Rule 415 under the 1933 Act relating to resales of the Securities by holders thereof, and to use its best efforts to cause such shelf registration statement to be declared effective.

          SECTION 1. Representations and Warranties by the Company.
                     ----------------------------------------------

          (a) Representations and Warranties. The Company represents and warrants to each Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b), and agrees with each Initial Purchaser, as follows:

          (i) Offering Memorandum. The Offering Memorandum does not, and at the Closing Time (and, if any Additional Notes are purchased, at the Date of Delivery), will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

          (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Offering Memorandum are independent public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

          (iii) Financial Statements. The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders= equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum.

          (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as


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
     otherwise set forth or contemplated in the Offering Memorandum; and since the respective dates as of which information is given in the Offering Memorandum, there has not been any change in the capital stock or any increase in the long-term debt of the Company or any of its subsidiaries, other than the issuance of shares of common stock as a result of exercises of stock options under existing Company stock option plans, or any material adverse change, or any development that may be reasonably expected to involve a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, except as otherwise set forth or contemplated in the Offering Memorandum.

          (v) Good Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases properties or conducts business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

          (vi) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are the subsidiaries listed on Schedule C hereto.

          (vii) Capitalization. The Company has an authorized capitalization as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization", and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable; and none of the


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
     outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

          (ix) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors= rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (x) Authorization of the Notes. The Notes have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or similar laws affecting enforcement of creditors= rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

          (xi) Authorization of Registration Rights Agreement. As of the Closing Time, the Registration Rights Agreement will have been duly authorized, executed and delivered by the Company and upon such execution by the Company (assuming the due authorization, execution and delivery thereof by the other parties thereto) the Registration Rights Agreement will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except as any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.


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
          (xii) Conversion Shares. The Conversion Shares have been duly authorized and validly reserved for issuance upon conversion of the Notes by all necessary corporate action of the Company and, when duly issued by the Company upon such conversion, will be validly issued, fully paid and nonassessable; no holder thereof will be subject to personal liability for obligations of the Company solely by reason of being such a holder; and the issuance of the Conversion Shares will not be subject to preemptive or similar rights.

          (xiii) Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be in substantially the respective forms last delivered to the Initial Purchasers prior to the date of this Agreement.

          (xiv) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"); and the execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement and the Notes and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum and the consummation of the transactions contemplated herein and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Agreements and Instruments which conflict, breach, violation or default would have, or may reasonably be expected to have, a Material Adverse Effect, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

          (xv) Absence of Proceedings. Other than as set forth or contemplated in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Com-pany or any of its subsidiaries is the subject which would individually or in the aggregate have, or may reasonably be expected to have, a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (xvi) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or own or possess adequate licenses or other rights to use, all patents and trademarks used in connection with the businesses conducted by them as described in the Offering Memorandum, other than such patents, trademarks or licenses with respect to which the failure to own or possess, or to own or possess adequate licenses or other rights to use in connection with the businesses conducted by the Company and its subsidiaries as described in the Offering Memorandum, individually or considered together with all other such failures, may not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any such patents, trademarks or licenses of the Company, which infringement or conflict, individually or considered together with all other such infringements and conflicts, would have, or may reasonably be expected to have, a Material Adverse Effect.

          (xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture and the Registration Rights Agreement by the Company, except such as have been already obtained and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes or by the federal and state securities laws in connection with the registration obligations under the Registration Rights Agreement.

          (xviii) Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Memorandum or such as do not materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

          (xix) Environmental Laws. Except as described in the Offering Memorandum and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

          (xx) Year 2000. The Company has reviewed its operations to evaluate the extent to which the business or operations of the Company will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the Company will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000); as a result of such review, the Company has no reasonable belief that there are any issues related to the Company's preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Offering Memorandum which have not been accurately described in the Offering Memorandum and which could reasonably be expected to have a Material Adverse Effect.

          (xxi) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxii) Similar Offerings. Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

          (xxiii) Rule 144A Eligibility. The Notes are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (the "1934 Act"), or quoted in a U.S. automated interdealer quotation system.

          (xxiv) No General Solicitation. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

          (xxv) No Registration Required. Subject to the accuracy of the representations and warranties of the Initial Purchasers set forth in
     Section 6(c) and compliance by the Initial Purchasers with the procedures set forth in Section 6(a) hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").

          (xxvi) Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

          (b) Any certificate signed by any officer of the Company and delivered to the Initial Purchasers or to counsel for the Initial
Purchasers shall be deemed a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

          SECTION 2. Sale and Delivery to the Initial Purchasers; Closing.
                     -----------------------------------------------------

          (a) Securities. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Firm Notes set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Firm Notes which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

          (b) Additional Notes. In addition, on the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchasers, severally and not jointly, to purchase up to aggregate principal amount of $22,500,000 of Additional Notes, at the price set forth in Schedule B. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Notes upon notice by the Representatives to the Company setting forth the number of Additional Notes as to which the several Initial Purchasers are then exercising the option and the time and date of payment and delivery for such Additional Notes. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time (as defined below). If the option is exercised as to all or any portion of the Additional Notes, each of the Initial Purchasers, acting severally and not jointly, will purchase that proportion of the total number of Additional Notes then being purchased which the number of Firm Notes set forth in Schedule A opposite the name of such Initial Purchaser bears to the total number of Firm Notes, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of Notes in denominations in an aggregate principal amount of less than $1,000.

          (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (eastern time)) business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Time").

          In addition, in the event that any or all of the Additional Notes are purchased by the Initial Purchasers, payment of the purchase price for, and delivery of certificates for, such Additional Notes shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Company and the Representatives, on each Date of Delivery as specified in the notice from the Representatives to the Company.

          Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Initial Purchasers of certificates for the Notes to be purchased by them. It is understood that each Initial Purchaser has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the

Notes to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

          (d) Denominations; Registration. Certificates for the Notes shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates representing the Notes shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

          SECTION 3. Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

          (a) Offering Memorandum. The Company, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering
Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

          (b) Notice and Effect of Material Events. The Company will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

          (c) Amendment to Offering Memorandum and Supplements. The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers. Neither the consent of the Initial Purchasers, nor the Initial Purchaser=s delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

          (d) Rating of Securities. The Company shall take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investors Service Inc.
("Moody's") to provide their respective credit ratings of the Securities.

          (e) DTC. The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

          (f) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds".

          (g) Restriction on Sale of Securities. During a period of 90 days from the date of the Offering Memorandum, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plan and (ii) the Company may issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof.

          (h) PORTAL Designation. The Company will use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market.

          SECTION 4. Payment of Expenses.
                     --------------------

          (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery to the Initial Purchasers and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, any Agreement among Initial Purchasers, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchasers and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company=s counsel, accountants and other advisors, (v) the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with the preparation of the Blue Sky Survey, any supplement thereto, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities, and (viii) any fees and expenses payable in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322.

          (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or
Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

          SECTION 5. Conditions of Initial Purchasers' Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

          (a) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

          (b) Opinion of General Counsel of Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Frank B. Wyatt, II, Vice President and General Counsel of the Company, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

          (c) Opinion of Counsel for Initial Purchasers. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers in form and substance satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (d) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any Material Adverse Effect, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

          (e) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

          (f) Bring-down Comfort Letter. At the Closing Time, the
Representatives shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

          (g) Maintenance of Rating. At the Closing Time and on any Date of Delivery, the Notes shall be rated at least Baa3 by Moody=s and BB+ by S&P, and the Company shall have delivered to the Representatives a letter dated the Closing Time or such Date of Delivery, as applicable, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Notes have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Notes or any of the Company's other debt securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Notes or any of the Company=s other debt securities.

          (h) PORTAL. At the Closing Time, the Securities shall have been designated for trading on PORTAL.

          (i) Conditions to Purchase of Additional Notes. In the event that the Initial Purchasers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Additional Notes, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

     (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

     (ii) Opinion of Counsel for Company. The favorable opinion of each of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Company, and Frank B. Wyatt, II, Vice President and General Counsel of the Company, in form and substance satisfactory to counsel for the Initial Purchasers, dated such Date of Delivery, relating to the Additional Notes to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(a) and 5 (b) hereof, respectively.

     (iii) Opinion of Counsel for Initial Purchasers. The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers, dated such Date of Delivery, relating to the Additional Notes to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

     (iv) Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

          (j) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers.

          (k) Registration Rights Agreement. At the Closing Time, the Company and the Initial Purchasers shall have entered into the Registration Rights Agreement, and the Registration Rights Agreement shall be in full force and effect.

          (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Additional Notes on a Date of Delivery which is after the Closing Time, the obligations of the several Initial Purchasers to purchase the relevant Additional Notes, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

          SECTION 6. Subsequent Offers and Resales of the Securities.
                     ------------------------------------------------

          (a) Offer and Sale Procedures. Each of the Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

     (i) Offers and Sales only to Qualified Institutional Buyers. Offers and sales of the Securities shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers, as defined in Rule 144A under the 1933 Act ("Qualified Institutional Buyers").

     (ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

     (iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause (i) above, each third party shall, in the judgment of the applicable Initial Purchaser, be a Qualified Institutional Buyer.

     (iv) Subsequent Purchaser Notification. Each Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the

1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Regulation S, or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

     (v) Restrictions on Transfer. The transfer restrictions and the other provisions set forth in the Offering Memorandum under the heading "Notice to Investors", including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchasers.

     (vi) Delivery of Offering Memorandum. Each Initial Purchaser will deliver to each purchaser of the Securities from such Initial Purchaser, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

          (b) Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

     (i) Integration. The Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by
Section 4(2) thereof or by Rule 144A thereunder or otherwise.

     (ii) Rule 144A Information. The Company agrees that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to
Section 13 or 15(d) of the 1934 Act.

     (iii) Restriction on Repurchases. Until the expiration of two years after the original issuance of the Securities, the Company will not, and will cause its Affiliates not to, resell any Securities which are "restricted securities" (as such term is defined under

Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions).

          (c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a Qualified Institutional Buyer and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act.

          SECTION 7. Indemnification.
                     ----------------

          (a) Indemnification of Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

     provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through Merrill Lynch expressly for use in any Preliminary Offering Memorandum or the Final Offering Memoran-dum (or any amendment or supplement thereto) and provided, further, that the Company shall not be liable to any Initial Purchaser under the indemnity agreement in this paragraph (a) with respect to any Preliminary Offering Memorandum to the extent that any such loss, claim, damage or liability of such Initial Purchaser results from the fact that such Initial Purchaser sold Notes to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Final Offering Memorandum as then amended or supplemented in any case where such delivery is required by the 1933 Act if the Company has previously furnished copies thereof in sufficient quantity to such Initial Purchaser and the loss, claim, damage or liability of such Initial Purchaser results from an untrue statement or omission or a material fact contained in the Preliminary Offering Memorandum which was identified in writing at such time to such Initial Purchaser and corrected in the Final Offering Memorandum as then amended or supplemented.

          (b) Indemnification of Company. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Merrill Lynch expressly for use in any Preliminary Offering Memorandum or the Final Offering Memorandum(or any amendment or supplement thereto).

          (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) and 7(b) above, effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          SECTION 8. Contribution. If the indemnification provided for in
Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

          The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties= relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser and each director and officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers= respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

          SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Initial Purchasers.

          SECTION 10. Termination of Agreement.
                      -------------------------

          (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any Material Adverse Effect or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ System has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

          (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

          SECTION 11. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase, each severally and not jointly, all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Initial Purchasers to purchase and of the Company to sell the Additional Notes to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Initial Purchaser.

          No action pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Initial Purchasers to purchase and of the Company to sell the Additional Notes to be purchased and sold on such Date of Delivery, as the case may be, either the Representatives or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements.

          SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281, attention of Larry Santoro; notices to the Company shall be directed to it at 1375 Lenoir-Rhyne Blvd., Hickory, North Carolina 28601, attention of Frank B. Wyatt, II, Vice President, General Counsel and Secretary.

          SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

          SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

                                          Very truly yours,

                                          COMMSCOPE, INC.

                                          By: /s/ Jearld Leonhardt
                                             ------------------------------
                                             Title: Executive Vice President
                                                    and Chief Financial Officer


CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED
CIBC WORLD MARKETS CORP.

By:   MERRILL LYNCH, PIERCE, FENNER & SMITH
                        INCORPORATED

By: /s/ David Rosenberg
    ----------------------------------
    Authorized Signatory


For themselves and as Representatives of the other Initial Purchasers named in Schedule A hereto.

                                SCHEDULE A

                                                        Principal
                                                          Amount
             Name of Initial Purchaser                of Securities
                                                      -------------

Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated..................    $ 90,000,000
CIBC World Markets Corp............................      60,000,000
                                                      -------------
Total..............................................    $150,000,000
                                                      =============

                                 SCHEDULE B

                              CommScope, Inc.
            $150,000,000 Convertible Subordinated Notes due 2006

     1. The initial public offering price of the Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

     2. The purchase price to be paid by the Initial Purchasers for the Securities shall be 97.5% of the principal amount thereof.

     3. The interest rate on the Securities shall be 4% per annum.

SCHEDULE C

                            List of Subsidiaries


CommScope, Inc. of North Carolina             Incorporated:  North Carolina

                                                                Exhibit A-1


              FORM OF OPINION OF FRIED, FRANK, HARRIS SHRIVER &
              JACOBSON TO BE DELIVERED PURSUANT TO SECTION 5(a)


                                                             212-859-8076
December 15, 1999                                        (FAX: 212-859-8587)


MERRILL LYNCH & CO.Merrill Lynch, Pierce, Fenner & Smith    IncorporatedCIBC
WORLD MARKETS CORP.     as Representatives of the several Initial Purchasers

c/o Merrill Lynch & Co.Merrill Lynch, Pierce, Fenner & Smith
IncorporatedNorth TowerWorld Financial CenterNew York, New York  10281-1305

                            RE: COMMSCOPE, INC.

Ladies and Gentlemen:

     We are acting as special counsel to CommScope, Inc., a Delaware corporation (the "Company"), in connection with the Company's offering and sale of $150,000,000 in aggregate principal amount of its 4% Convertible Subordinated Notes due 2006 (the "Notes") (plus up to $22,500,000 in additional principal amount issuable pursuant to the Initial Purchaser=s over-allotment option) pursuant to the terms of a Purchase Agreement, dated December 9, 1999 (the "Purchase Agreement"), by and among the Company, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and CIBC World Markets Corp. This opinion is delivered to you pursuant to
Section 5(a) of the Purchase Agreement. All capitalized terms used herein that are defined in, or by reference in, the Purchase Agreement have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we


                                  Sch A-1
express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

     In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company, as we have deemed necessary or appropriate for the purposes of this opinion.

     In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Purchase Agreement and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the Purchase Agreement, the Registration Rights Agreement, dated as of December 15, 1999 (the "Registration Rights Agreement"), by and among the Company and the Initial Purchasers, and the Indenture, dated as of December 15, 1999 (the "Indenture"), among the Company and First Union National Bank, as trustee (the "Trustee") with their covenants and agreements contained therein.

     To the extent it may be relevant to the opinions expressed herein, we have assumed that (i) the Trustee has the power and authority to enter into and perform the Indenture, (ii) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, (iii) the Notes have been duly authenticated and delivered by the Trustee and (iv) the Initial Purchasers have the power and authority to enter into and perform the Registration Rights Agreement and that the Registration Rights Agreement has been duly authorized, executed and delivered by each of the Initial Purchasers and constitutes a valid and binding obligation of each of the Initial Purchasers, enforceable against each of the Initial Purchasers in accordance with its terms.

     Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

          (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Offering Memorandum and to enter into and perform its obligation under the Purchase Agreement;


                                  Sch A-2

          (ii) the Notes are in the form contemplated by the Indenture, have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

          (iii) the Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

          (iv) the Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Offering Memorandum;

          (v) the Purchase Agreement has been duly authorized, executed and delivered by the Company;

          (vi) the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

          (vii) the descriptions under the captions "Description of Capital Stock," "Description of Notes" and "Certain United States Federal Income Tax Consequences" in the Offering Memorandum, insofar as such descriptions constitute a summary of the legal matters or documents referred to therein, fairly summarize the matters referred to therein;

          (viii) no filing, consent, approval, authorization or order of or with any court or governmental agency or body of the States of New York or Delaware or the United States of America is required to be made or obtained by the Company for the performance of its obligations under the Purchase Agreement, the Registration Rights Agreement or the Indenture, or the consummation by the Company of the transactions therein contemplated, except such as have been made or obtained and such as may be required under federal and state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers or by the federal and state securities laws in connection with the registration obligations under the Registration Rights Agreement;

          (ix) the Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;


                                  Sch A-3

          (x) it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by the Purchase Agreement to qualify the Indenture under the TIA; and

          (xi) no registration under the Act of the Notes is required for the sale of the Notes to the Initial Purchasers and to each Subsequent Purchaser as contemplated by the Purchase Agreement and the Offering Memorandum assuming (i) that each Initial Purchaser is a QIB, (ii) the accuracy of, and compliance with, the Initial Purchasers' representations, warranties, and covenants contained in Section 6 of the Purchase Agreement, and (iii) the accuracy of the representations of the Company set forth in Sections 1(a)
                (xxii), (xxiii) and (xxiv) of the Purchase Agreement.

     In the course of the preparation by the Company of the Offering Memorandum, we participated in conferences with certain of the officers and representatives of, and the independent public accountants for, the Company at which the contents of the Offering Memorandum were discussed. Between the date of the Offering Memorandum and the time of delivery of this opinion, we participated in additional conferences with certain of the officers and representatives of, and independent public accountants for, the Company at which the contents of the Offering Memorandum were discussed to a limited extent. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the process, we are not passing upon or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, except to the extent provided in paragraph (vii) above. Subject to the foregoing and on the basis of the information gained in the performance of the services referred to herein, including information obtained from the officers and other representatives of, and the independent public accountants for, the Company, no facts have come to our attention that cause us to believe that the Offering Memorandum, as of its date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Also, subject to the foregoing, no facts have come to our attention in the course of the proceedings described in the second sentence of this paragraph that cause us to believe that the Offering Memorandum, as of the date and time of the delivery of this opinion, contains an untrue statement of a material fact or omits to the state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In each case, however, we express no view or belief, with respect to financial statements, or the notes or schedules thereto, or other financial data included in or omitted from the Offering Memorandum.

     The opinions set forth above are subject to the following qualifications:

     (A) We express no opinion as to the validity, binding effect or enforceability of any provision of the Indenture and the Registration Rights Agreement relating to indemnification or contribution.


                                  Sch A-4

     (B) We express no opinion as to the validity, binding effect or enforceability of any provision of the Indenture, Registration Rights Agreement or the Notes:

          (1) containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a "Waiver") by the Company under any of such agreements to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under provisions of applicable law (including judicial decisions);

          (2) related to choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York and applying the law of the State of New York;

          (3) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement; and

          (4) purporting to give any person or entity the power to accelerate obligations without any notice to the obligor.

     (C)  Our opinions above are subject to the following:

          (1) bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect affecting creditors' rights generally;

          (2) general principles of equity, including, without limitation, standards of materiality, good faith, fair dealing and reasonableness equitable defenses and limits as to availability of equitable remedies (whether such principles are considered in a proceeding in equity or at law); and

          (3) the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors' rights and remedies generally.


                                  Sch A-5

     The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant to the opinion expressed herein, the Delaware General Corporation Law, as currently in effect. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

     The opinions expressed herein are solely for your benefit in connection with the Purchase Agreement and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without our prior written consent.

                        Very truly yours,

                        FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

                        By:
                            -----------------------------------------------
                            Lois Herzeca


                                  Sch A-6

                                                                Exhibit A-2

FORM OF OPINION OF FRANK B. WYATT, IITO BE DELIVERED PURSUANT TO SECTION 5(b)

MERRILL LYNCH & CO.Merrill Lynch, Pierce, Fenner & Smith Incorporated
CIBC WORLD MARKETS CORP. as Representatives of the several Initial Purchasers

c/o Merrill Lynch & Co.Merrill Lynch, Pierce, Fenner & Smith Incorporated North Tower, World Financial Center, New York, New York 10281-1305

Dear Sirs and Mesdames:

          I am General Counsel of CommScope, Inc., a Delaware corporation (the "Company"). This opinion is being delivered to you pursuant to Section 5(b) of the Purchase Agreement, dated December 9, 1999 (the "Purchase Agreement"), among the Company, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and CIBC World Markets Corp. All capitalized terms used herein that are defined in the Purchase Agreement have the respective meanings set forth therein, unless otherwise defined herein. With your permission, with respect to the opinions expressed herein, all assumptions and statements of reliance herein have been made without any independent investigation or verification on my part, except to the extent otherwise expressly stated, and I express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          I, or outside attorneys under my direction and control, have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as I have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, I have assumed the authenticity of all records, agreements and documents and the truth of all representations set forth therein, the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to me as conformed or reproduction copies. As to various questions of fact relevant to such opinion, I have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.


                                  Sch A-7

          Based upon the foregoing, and subject to the limitations, qualifications, and assumptions set forth herein, I am of the opinion that:

          (1) The Company is duly qualified to transact business as a foreign corporation, and is in good standing, under the laws of each jurisdiction in which it owns or leases properties or conducts business so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction.

          (2) The Company has an authorized capitalization as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization", and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.

          (3) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified to transact business, as a foreign corporation, and is in good standing, in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not result in a Material Adverse Effect, except as otherwise disclosed in the Offering Memorandum; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (4) The Conversion Shares have been duly authorized and validly reserved for issuance upon conversion of the Notes by all necessary corporate action of the Company


                                  Sch A-8
     and, when duly issued by the Company upon such conversion, will be validly issued, fully paid and nonassessable; no holder thereof will be subject to personal liability for obligations of the Company solely by reason of being such a holder; and the issuance of the Conversion Shares will not be subject to preemptive or similar rights.

          (5) To the best of my knowledge and other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, individually or in the aggregate, would have, or may reasonably be expected to have, a Material Adverse Effect; and, to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (6) To the best of my knowledge, (a) neither the Company nor any of its subsidiaries is in violation of its respective Certificate of Incorporation or By-laws and (b) no default by the Company or any of its subsidiaries exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument described or referred to in the Offering Memorandum, except as would not have or reasonably be expected to have a Material Adverse Effect.

          (7) The execution, delivery and performance of the Purchase Agreement, the DTC Agreement, the Indenture, the Registration Rights Agreement and the Notes and the consummation of the transactions contemplated in the Purchase Agreement and in the Offering Memorandum (including the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Notes do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Agreement and Instruments which are material to the Company and its subsidiaries taken as a whole, nor will such action result in any violation of the provisions


                                  Sch A-9
     of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to me of any court or governmental agency or body having jurisdiction over the Company or any of the subsidiaries or any of their properties.

          The opinions set forth above are subject to the following qualifications:

          A. With respect to the opinion expressed in paragraphs 6 and 7 above: (i) I have made no independent investigation as to whether the Agreements and Instruments which are material to the Company and its subsidiaries, taken as a whole, and which are governed by the laws of any jurisdiction other than the State of North Carolina, will be enforced as written under the laws of such jurisdiction; (ii) I express no opinion with respect to any conflict with or any breach or violation of, or default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument not ascertainable from the face of such indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, or arising under or based upon any cross-default provisions insofar as such conflict, breach, violation or default related to a default under an agreement not known to me to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; and (iii) I have relied as to matters of fact upon, and assumed the accuracy of, a certificate of a senior financial officer of the Company, attached thereto as Annex A, with respect to any covenant of a financial or numerical nature or that requires computation in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.


                                  Sch A-10

           B. My opinions are subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws affecting creditors' rights and remedies generally, and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

          C. The opinions expressed above are subject to the effect of, and I express no opinions herein as to, the application of the securities or Blue Sky laws of any state of the United States.

          The opinions expressed herein are limited to the laws of the United States of America and the laws of the State of North Carolina and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware, each as currently in effect. The opinions expressed herein are given as of the date hereof, and I undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if I become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

          The opinions expressed herein are solely for your benefit in connection with the Purchase Agreement and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without my prior written consent.

                              Very truly yours,

                              Frank B. Wyatt, II
                              General Counsel



cc:  Jearld L. Leonhardt


                                  Sch A-11

                                    FORM OF FINANCIAL OFFICER'S CERTIFICATE


                                                        Annex A to Exhibit A

          The undersigned, Jearld L. Leonhardt, the Executive Vice President and Chief Financial Officer of CommScope, Inc., a Delaware corporation (the "Company"), hereby certifies, solely as a financial officer of the Company and not personally, that the compliance by the Company with all of the provisions of the purchase agreement, dated as of December 9, 1999 (the "Purchase Agreement"), among the Company, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and CIBC World Markets Corp., the DTC Agreement, the Indenture, the Registration Rights Agreement and the Notes and the consummation of the transactions therein contemplated will not conflict with or result in a breach or a violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to the undersigned to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and which is material to the Company and its subsidiaries.

          Capitalized terms used herein without definitions shall have the meanings ascribed to them in the Purchase Agreement.


Dated:  December __, 1999

                                          ---------------------------------
                                          Jearld L. Leonhardt
                                          Executive Vice President
                                          and Chief Financial Officer

                                                       Annex A to Exhibit A

Exhibit B

                   Form of Registration Rights Agreement